UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2009

UNITED INSURANCE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52833	75-3241967
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue, Suite 900 St. Petersburg, FL	33701
(Address of Principal Executive Offices)	(Zip Code)

(727) 895-7737

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

Effective April 20, 2009, the Audit Committee of the Board of Directors (the “Audit Committee”) of United Insurance Holdings Corp. (the “Company”) dismissed DeMeo, Young, McGrath (“DYM”) as the Company’s independent registered public accounting firm.

As described below, the change in independent registered public accounting firms is not the result of any disagreement with DYM.

During the years ended December 31, 2008 and December 31, 2007, the Company had no disagreements with DYM on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure that, if not resolved to DYM’s satisfaction, would have caused DYM to make reference to the subject matter thereof in connection with its report on the Company’s consolidated financial statements for either of such years.

DYM’s audit report dated March 23, 2009 (which was included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2009 (the “2008 Form 10-K/A”)) on the Company’s consolidated financial statements as of, and for the years ended, December 31, 2008 and December 31, 2007, did not contain an adverse opinion or a disclaimer opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2008 and December 31, 2007, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided DYM with a copy of the disclosures it is making in this Current Report of Form 8-K prior to the time this Current Report was filed with the SEC. The Company requested that DYM furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of the DYM’s letter dated April 21, 2009 is filed as Exhibit 16.1 hereto.

Item 9.01	Financial Statements and Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description
16.1	Letter of DeMeo, Young, McGrath dated April 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:	/s/ Nicholas W. Griffin
Name:	Nicholas W. Griffin
Title:	Chief Financial Officer

Date: April 22, 2009

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of DeMeo, Young, McGrath dated April 21, 2009.